UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2008

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 26, 2008, MMC Energy, Inc. (the “Company”) executed a definitive agreement (the “Agreement”) to sell its membership interest in MMC Escondido II, LLC (the “Membership Interest”), a wholly-owned subsidiary of the Company the only asset of which is an agreement to acquire a General Electric LM6000 PC Sprint® turbine, for $15.3 million to an affiliate of Wellhead Electric Company, Inc. The Company continues to own all its other assets related to the Escondido peaking facility, including the permit to upgrade that facility. The Agreement contains customary representations, warranties, covenants and indemnification provisions for equipment of this type. The transaction is subject to the satisfaction of customary closing conditions.

The sale of this Membership Interest will provide the Company with substantial additional near term liquidity, allowing the Company to avoid paying costs related to transportation, storage, interest and taxes on the turbine. The Company agreed to acquire the turbine from General Electric for an expected delivery in December 2008 for use at its Escondido Energy Upgrade Project. The Company is in the process of preparing to submit bids for long-term contracts for peaking power for this Upgrade Project, which are likely to commence in 2010, and believes that the disposition of the turbine at this time is a better option than incurring substantial costs to store and maintain the turbine until construction at its Escondido generating site commences. The Company believes that there will be comparable turbines available on a timely basis when required to begin construction.

Using the proceeds from the sale, the Company will repay the $3.57 million outstanding equipment loan balance with GE Energy Financial Services associated with this turbine, while retaining its loan facility tied to its remaining two LM-6000 turbines on order. An additional $1.5 million of proceeds from the sale will be used to pay the Company’s remaining installment payment to GE, as well as fees and expenses related to the sale and the repayment of the equipment loan balance.

The Company expects that the two additional LM6000 turbines that the Company ordered from General Electric for its Chula Vista Upgrade Project will be delivered in March 2009. The Company anticipates that it will receive permits from the California Energy Commission for its re-powering of the Chula Vista site in the first quarter of 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release, dated November 26, 2008, issued by MMC Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2008	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer